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                                                                    Exhibit 99.1


PROXY                       BANC ONE CORPORATION                           PROXY

          This Proxy is solicited on behalf of the Board of Directors
              SPECIAL MEETING OF SHAREHOLDERS, September 15, 1998

The undersigned shareholder of BANC ONE CORPORATION hereby appoints Richard R. Murphey, Karl E. Case and Roman J. Gerber and each of them Proxies, with power of substitution to each, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of BANC ONE CORPORATION Common Stock held of record by the undersigned as of July 22, 1998 at the Special Meeting of Shareholders to be held on September 15, 1998 or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and according to the judgment of the proxies with respect to any other business that may come before the meeting or any adjournment thereof.

            PLEASE VOTE, SIGN AND DATE, AND RETURN THIS PROXY CARD
                      PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)

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                             BANC ONE CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                   (This Proxy is continued from other side)

1. Approval and adoption of the Agreement and Plan of Reorganization, dated as of April 10, 1998, as amended, by and among BANC ONE CORPORATION, First Chicago NED Corporation, a Delaware corporation, and BANK ONE CORPORATION, a Delaware corporation ("Newco"), and the transactions contemplated thereby, including the mergers of BANC ONE CORPORATION and First Chicago NBD Corporation with and into Newco.

                        For       Against       Abstain
                        / /         / /           / /

The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement-Prospectus, each dated July 31, 1998.

Please mark, date and sign exactly as your name appears above and return in the enclosed envelope. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer.



Dated:___________________________________________________________________, 1998



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